Calculation of Filing Fee Tables
S-8
Rigetti Computing, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Rigetti Computing, Inc. 2022 Equity Incentive Plan Common Stock, $0.0001 par value per share	Other	17,806,062	$ 17.78	$ 316,591,782.36	0.0001381	$ 43,721.33
Total Offering Amounts:						$ 316,591,782.36		$ 43,721.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 43,721.33
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share ("Common Stock"), of Rigetti Computing, Inc. (the "Registrant") which become issuable under the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Stock Market LLC on May 5, 2026, which date is within five business days prior to the filing of this Registration Statement. The "Amount Registered" represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Plan on January 1, 2026, pursuant to an "evergreen" provision contained in the Plan. Pursuant to such "evergreen" provision contained in the Plan, on January 1 of each year from 2023 until (and including) 2032, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to the amount equal to the least of (1) 5% of the total number of shares of Common Stock outstanding on a fully diluted basis on December 31st of the preceding calendar year or (2) a number of shares determined by the Registrant's Board of Directors.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources